November 2019

Pricing Supplement filed pursuant to Rule 424(b)(2) dated November 22, 2019 / Registration Statement No. 333-219206

STRUCTURED INVESTMENTS — Opportunities in U.S. and International Equities

GS Finance Corp.

$3,987,000 Jump Securities with Auto-Callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due November 28, 2022

Principal at Risk Securities

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the worst performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index. The securities may be automatically called on any call observation date.

Your securities will be automatically called if the index closing value of each underlying index on any call observation date is greater than or equal to its initial index value (the initial index values are 3,110.29 with respect to the S&P 500® Index, 1,588.943 with respect to the Russell 2000® Index and 3,687.32 with respect to the EURO STOXX 50® Index), resulting in a payment on the applicable call payment date equal to the principal amount of your securities times (i) with respect to the first call observation date, 111%, (ii) with respect to the second call observation date, 113.75%, (iii) with respect to the third call observation date, 116.5%, (iv) with respect to the fourth call observation date, 119.25%, (v) with respect to the fifth call observation date, 122%, (vi) with respect to the sixth call observation date, 124.75%, (vii) with respect to the seventh call observation date, 127.5% and (viii) with respect to the eighth call observation date, 130.25%. No payments will be made after the call payment date.

At maturity, if not previously called, (i) if the final index value of each underlying index on the valuation date is greater than or equal to its initial index value, the return on your securities will be positive and equal to 33%; or (ii) if the final index value of any underlying index on the valuation date is less than its initial index value but the final index value of each underlying index is greater than or equal to its downside threshold level (1,866.174 with respect to the S&P 500® Index, 953.3658 with respect to the Russell 2000® Index and 2,212.392 with respect to the EURO STOXX 50® Index, which in each case represents 60.00% of its initial index value), you will receive the principal amount of your securities; or (iii) if the final index value of any underlying index is less than its downside threshold level, you will receive a payment at maturity based on the performance of the underlying index with the lowest index performance factor (the quotient of the final index value divided by the initial index value). You will not participate in any appreciation of the underlying indexes.

At maturity, for each $10 principal amount of your securities you will receive an amount in cash equal to:

•

if the final index value of each underlying index is greater than or equal to its initial index value, (i) $10 plus (ii) the product of $10 times the maturity date premium amount of 33% (you will not participate in any appreciation of the underlying indexes); or

•

if the final index value of any underlying index is less than its initial index value but the final index value of each underlying index is greater than or equal to its downside threshold level, $10; or

•

if the final index value of any underlying index is less than its downside threshold level, the product of (i) $10 times (ii) the worst of the index performance factors (you will receive significantly less than the principal amount of your securities).

The securities are for investors who seek a return of between 11% and 33%, depending on if and when their securities are automatically called, in exchange for the risk of losing all or a significant portion of the principal amount of their securities if the securities remain outstanding to maturity.

The estimated value of your securities at the time the terms of your securities are set on the pricing date is equal to approximately $9.62 per $10 principal amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your securities, if it makes a market in the securities, see the following page.

Your investment in the securities involves risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-14. You should read the disclosure herein to better understand the terms and risks of your investment.

Original issue date:	November 27, 2019	Original issue price:	100.00% of the principal amount
Underwriting discount:	2.75% ($109,642.50 in total)*	Net proceeds to the issuer:	97.25% ($3,877,357.50 in total)

*Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $0.25 for each security it sells. It has informed us that it intends to internally allocate $0.05 of the selling concession as a structuring fee. Goldman Sachs & Co. LLC will receive an underwriting discount of $0.025 for each security.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No. 6,985 dated November 22, 2019

The issue price, underwriting discount and net proceeds listed above relate to the securities we sell initially. We may decide to sell additional securities after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in securities will depend in part on the issue price you pay for such securities.

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp., may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $9.62 per $10 principal amount, which is less than the original issue price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $0.38 per $10 principal amount).

Prior to December 4, 2020, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through December 3, 2020). On and after December 4, 2020, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

About Your Securities

The securities are notes that are part of the Medium-Term Notes, Series E program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

•General terms supplement no. 1,735 dated July 10, 2017

•Prospectus supplement dated July 10, 2017

•Prospectus dated July 10, 2017

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

November 2019

November 2019

Pricing Supplement filed pursuant to Rule 424(b)(2) dated November 22, 2019 / Registration Statement No. 333-219206

STRUCTURED INVESTMENTS — Opportunities in U.S. and International Equities

GS Finance Corp.

$3,987,000 Jump Securities with Auto-Callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due November 28, 2022

Principal at Risk Securities

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the worst performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index. The securities may be automatically called on any call observation date.

Your securities will be automatically called if the index closing value of each underlying index on any call observation date is greater than or equal to its initial index value (the initial index values are 3,110.29 with respect to the S&P 500® Index,1,588.943 with respect to the Russell 2000® Index and 3,687.32 with respect to the EURO STOXX 50® Index), resulting in a payment on the applicable call payment date equal to the principal amount of your securities times (i) with respect to the first call observation date, 111%, (ii) with respect to the second call observation date, 113.75%, (iii) with respect to the third call observation date, 116.5%, (iv) with respect to the fourth call observation date, 119.25%, (v) with respect to the fifth call observation date, 122%, (vi) with respect to the sixth call observation date, 124.75%, (vii) with respect to the seventh call observation date, 127.5% and (viii) with respect to the eighth call observation date, 130.25%. No payments will be made after the call payment date.

At maturity, if not previously called, (i) if the final index value of each underlying index on the valuation date is greater than or equal to its initial index value, the return on your securities will be positive and equal to 33%; or (ii) if the final index value of any underlying index on the valuation date is less than its initial index value but the final index value of each underlying index is greater than or equal to its downside threshold level (1,866.174 with respect to the S&P 500® Index, 953.3658 with respect to the Russell 2000® Index and 2,212.392 with respect to the EURO STOXX 50® Index, which in each case represents 60.00% of its initial index value), you will receive the principal amount of your securities; or (iii) if the final index value of any underlying index is less than its downside threshold level, you will receive a payment at maturity based on the performance of the underlying index with the lowest index performance factor (the quotient of the final index value divided by the initial index value). You will not participate in any appreciation of the underlying indexes.

At maturity, for each $10 principal amount of your securities you will receive an amount in cash equal to:

•

if the final index value of each underlying index is greater than or equal to its initial index value, (i) $10 plus (ii) the product of $10 times the maturity date premium amount of 33% (you will not participate in any appreciation of the underlying indexes); or

•

if the final index value of any underlying index is less than its initial index value but the final index value of each underlying index is greater than or equal to its downside threshold level, $10; or

•

if the final index value of any underlying index is less than its downside threshold level, the product of (i) $10 times (ii) the worst of the index performance factors (you will receive significantly less than the principal amount of your securities).

The securities are for investors who seek a return of between 11% and 33%, depending on if and when their securities are automatically called, in exchange for the risk of losing all or a significant portion of the principal amount of their securities if the securities remain outstanding to maturity.

FINAL TERMS
Issuer / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Underlying indexes:	S&P 500® Index, Russell 2000® Index and EURO STOXX 50® Index
Aggregate principal amount:	$3,987,000
Pricing date:	November 22, 2019
Original issue date:	November 27, 2019 (3 business days after the pricing date)
Call observation dates:	December 1, 2020, February 22, 2021, May 24, 2021, August 23, 2021, November 22, 2021, February 22, 2022, May 23, 2022 and August 22, 2022, subject to postponement
Call payment dates:	the third business day after each call observation date
Valuation date:	November 22, 2022, subject to postponement
Stated maturity date:	November 28, 2022, subject to postponement
Estimated value:	approximately $9.62
Automatic call feature:

if, as measured on any call observation date, the index closing value of each underlying index is greater than or equal to its initial index value, your securities will be automatically called and you will receive for each $10 principal amount an amount in cash equal to the sum of (i) $10 plus (ii) the product of $10 times the call premium amount applicable to the corresponding call observation date. No payments will be made after the call payment date.

November 2019

Payment at maturity:

if the final index value of each underlying index is greater than or equal to its initial index value (i) $10 plus (ii) the product of $10 times the maturity date premium amount; or

if the final index value of any underlying index is less than its initial index value but the final index value of each underlying index is greater than or equal to its downside threshold level, $10; or

if the final index value of any underlying index is less than its downside threshold level, the product of $10 times the worst performing index performance factor

This amount will be less than the stated principal amount of $10, will represent a loss of more than 40.00% and could be zero.

Initial index value:

3,110.29 with respect to the S&P 500® Index, 1,588.943 with respect to the Russell 2000® Index and 3,687.32 with respect to the EURO STOXX 50® Index, which in each case is equal to the index closing value of such underlying index on the pricing date

Final index value:	with respect to each underlying index, the index closing value of such underlying index on the valuation date
Downside threshold level:

1,866.174 with respect to the S&P 500® Index, 953.3658 with respect to the Russell 2000® Index and 2,212.392 with respect to the EURO STOXX 50® Index , which in each case is equal to 60.00% of such underlying index’s initial index value

Call premium amount:

11% with respect to the first call observation date, 13.75% with respect to the second call observation date, 16.5% with respect to the third call observation date, 19.25% with respect to the fourth call observation date, 22% with respect to the fifth call observation date, 24.75% with respect to the sixth call observation date, 27.5% with respect to the seventh call observation date and 30.25% with respect to the eighth call observation date

Maturity date premium amount:	33%
Index performance factor:	with respect to each underlying index, the final index value / the initial index value
Worst performing underlying index:	the underlying index with the lowest index performance factor
Worst performing index performance factor:	the index performance factor of the worst performing underlying index
CUSIP / ISIN:	36259E424 / US36259E4246
Stated principal amount/Original issue price:	$10 per security / 100% of the principal amount
Listing:	the securities will not be listed on any securities exchange
Underwriter:	Goldman Sachs & Co. LLC

November 2019

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due November 28, 2022

Principal at Risk Securities

We refer to the securities we are offering by this pricing supplement as the “offered securities” or the “securities”. Each of the securities has the terms described under “Final Terms” and “Additional Provisions” in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated July 10, 2017, references to the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated July 10, 2017, for Medium-Term Notes, Series E, and references to the “accompanying general terms supplement no. 1,735” mean the accompanying general terms supplement no. 1,735, dated July 10, 2017, in each case of GS Finance Corp. and The Goldman Sachs Group, Inc. The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

Investment Summary

The Jump Securities with Auto-Callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due November 28, 2022 (the “securities”) do not provide for the regular payment of interest. Instead, the securities provide an opportunity to earn a fixed premium payment that could increase in amount the longer the securities remain outstanding.   A fixed call premium payment will be paid on a call payment date (and the securities will be automatically called and no further payments will be made) if the index closing value of each underlying index on the related call observation date is greater than or equal to its initial index value.  If the securities have not been automatically called prior to maturity, a fixed maturity premium payment will be paid on the stated maturity date if the index closing value of each underlying index on the valuation date is greater than or equal to its initial index value. If the securities have not been automatically called prior to maturity and the index closing value of any underlying index on the valuation date is less than its initial index value but the index closing value of each underlying index is greater than or equal to its downside threshold level (60.00% of its initial index value), investors will receive the stated principal amount of their securities. However, if the index closing value of any underlying index on the valuation date is less than its downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 60.00% of the stated principal amount of the securities and could be zero. No fixed call premium payment will be paid with respect to a call observation date, and the securities will remain outstanding, if the index closing value of any underlying index is below its initial index value on such date.  No fixed maturity premium payment will be paid with respect to the valuation date, and investors will lose more than 40.00% of their initial investment, if the index closing value of any underlying index is below its downside threshold level on such date. Accordingly, investors in the securities must be willing to accept the risk of not receiving any fixed premium payment during the term of the securities, even if the securities remain outstanding until the stated maturity, and the risk of losing their entire initial investment. In addition, investors will not participate in any appreciation of any underlying index.

Maturity:	Approximately 3 years (unless automatically called)
Call premium amount:

11% with respect to the first call observation date, 13.75% with respect to the second call observation date, 16.5% with respect to the third call observation date, 19.25% with respect to the fourth call observation date, 22% with respect to the fifth call observation date, 24.75% with respect to the sixth call observation date, 27.5% with respect to the seventh call observation date and 30.25% with respect to the eighth call observation date

November 2019

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due November 28, 2022

Principal at Risk Securities

Automatic call feature:

If, as measured on any call observation date, the index closing value of each underlying index is greater than or equal to its initial index value, your securities will be automatically called and you will receive for each $10 principal amount an amount in cash equal to the sum of (i) $10 plus (ii) the product of $10 times the call premium amount applicable to the corresponding call observation date. No further payments will be made on the securities following an automatic call.

Payment at maturity:

•If the final index value of each underlying index is greater than or equal to its initial index value, (i) $10 plus (ii) the product of $10 times the maturity date premium amount of 33%; or

•If the final index value of any underlying index is less than its initial index value but the final index value of each underlying index is greater than or equal to its downside threshold level; $10; or

•If the final index value of any underlying index is less than its downside threshold level, the product of $10 times the worst performing index performance factor

Index performance factor:	with respect to each underlying index, the final index value / the initial index value
Worst performing index performance factor:	the index performance factor of the worst performing underlying index
Downside threshold level:

1,866.174 with respect to the S&P 500® Index, 953.3658 with respect to the Russell 2000® Index and 2,212.392 with respect to the EURO STOXX 50® Index (in each case, 60.00% of such underlying index’s initial index value)

Maturity date premium amount:	33%

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities are for investors who seek a return of between 11% and 33%, depending on if and when their securities are automatically called, in exchange for the risk of losing all or a significant portion of the principal amount of their securities if the securities remain outstanding to maturity. The following scenarios are for illustrative purposes only to demonstrate how the payment on a call payment date (if the securities are automatically called) and the payment at maturity (if the securities have not been automatically called) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be automatically called, a positive return on the securities may never be realized and the payment at maturity may be less than 60.00% of the stated principal amount of the securities and may be zero.

Scenario 1: the securities are automatically called prior to maturity and investors receive principal back and a return equal to the applicable call premium amount

This scenario assumes that each underlying index closes at or above its initial index value on a call observation date. As a result, the securities are automatically called for the sum of the stated principal amount plus the product of the stated principal amount times the applicable call premium amount with respect to the related call observation date. If the securities are automatically called, no further payments will be made.

November 2019

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due November 28, 2022

Principal at Risk Securities

Scenario 2: the securities are not automatically called prior to maturity and investors receive principal back and a return equal to the maturity date premium amount at maturity

This scenario assumes that each underlying index closes below its initial index value on every call observation date. Consequently, the securities are not automatically called and no call payments are made. On the valuation date, each underlying index closes at or above its initial index value. At maturity, investors will receive the stated principal amount plus the product of the stated principal amount times the maturity date premium amount.

Scenario 3: the securities are not automatically called prior to maturity and investors receive principal back

This scenario assumes that each underlying index closes below its initial index value on every call observation date. Consequently, the securities are not automatically called and no call payments are made. On the valuation date, each underlying index closes below its initial index value but at or above its downside threshold level. At maturity, investors will receive the stated principal amount of their securities.

Scenario 4: the securities are not automatically called prior to maturity and investors suffer a substantial loss of principal at maturity

This scenario assumes that each underlying index closes below its initial index value on every call observation date. Consequently, the securities are not automatically called and no call payments are made. On the valuation date, one (or each) underlying index closes below its downside threshold level. At maturity, investors will receive an amount equal to the product of the stated principal amount times the worst performing index performance factor. Under these circumstances, the payment at maturity will be less than 60.00% of the stated principal amount and could be zero.

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values on each quarterly call observation date and (2) the final index values. Please see “Hypothetical Examples” below for illustration of hypothetical payouts on the securities.

Diagram #1: Call Observation Dates

Quarterly Call Observation Dates Compare each index closing value on each call observation date against its initial index value until the final call observation date or until the securities are automatically called. The index closing value of each underlying index is greater than or equal to its initial index value Automatic Call You will receive (i) the stated principal amount plus (ii) the product of the stated principal amount times the applicable call premium amount with respect to the related quarterly call observation date No further payment will be made on the securities once they have been redeemed. The index closing value of any underlying index is less than its initial index value No Automatic Call You will not receive any payment with respect to the related quarterly call observation date

November 2019

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due November 28, 2022

Principal at Risk Securities

Diagram #2: Payment at Maturity if the Securities are Not Automatically Called

Call Observation Dates Valuation Date Payment at Maturity On each call observation date the index closing value of any underlying index is below its initial index value  The final index value of each underlying index is greater than or equal to its initial index value (i) The stated principal  amount plus (ii) the product of the stated principal amount times the maturity date premium amount. Proceed to Maturity The final index value of any underlying index is less than its initial index value but each underlying index is greater than or equal to its downside threshold level The stated principal amount  The final index value of any underlying index is less than its downside threshold level (i) The stated principal amount times (ii) the worst performing index performance factor You will lose a substantial portion or all of your principal in this scenario.

Hypothetical Examples

The below examples are based on the following terms:

Stated principal amount:	$10 per security
Call premium amount:

11% with respect to the first call observation date, 13.75% with respect to the second call observation date, 16.5% with respect to the third call observation date, 19.25% with respect to the fourth call observation date, 22% with respect to the fifth call observation date, 24.75% with respect to the sixth call observation date, 27.5% with respect to the seventh call observation date and 30.25% with respect to the eighth call observation date

Maturity date premium amount:	33%
Initial index values:	3,110.29 with respect to the S&P 500® Index, 1,588.943 with respect to the Russell 2000® Index and 3,687.32 with respect to the EURO STOXX 50® Index
Downside threshold levels:

1,866.174 with respect to the S&P 500® Index, 953.3658 with respect to the Russell 2000® Index and 2,212.392 with respect to the EURO STOXX 50® Index (in each case, 60.00% of such underlying index’s initial index value)

November 2019

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due November 28, 2022

Principal at Risk Securities

How to determine the amount payable, if any, on a call payment date:

Hypothetical Call Observation Date	Index Closing Value			Amount Payable on a Call Payment Date (per security)
	S&P 500® Index	Russell 2000® Index	EURO STOXX 50® Index
#1	1,700.00 (below initial index value)	1,100.000 (below initial index value)	3,000.00 (below initial index value)	$0.00
#2	1,500.00 (below initial index value)	1,000.000 (below initial index value)	3,100.00 (below initial index value)	$0.00
#3	3,200.00 (at or above initial index value)	1,800.000 (at or above initial index value)	3,800.00 (at or above initial index value)	$11.65

On each of hypothetical call observation dates #1 and #2, each underlying index closes below its initial index value. Therefore, the securities are not automatically called on the relevant call payment dates.

On hypothetical call observation date #3, each underlying index closes at or above its initial index value. Therefore, the securities are automatically called and the amount payable on the relevant call payment date equals the sum of the stated principal amount plus the product of the stated principal amount times the applicable call premium amount.

Your notes will not be automatically called, and you will not receive a payment on a call payment date, if the index closing value of any underlying index is below its initial index value on the related call observation date.

How to calculate the payment at maturity (if the securities have not been automatically called):

Example	Index Closing Value (Final Index Value)			Payment at Maturity (per security)
	S&P 500® Index	Russell 2000® Index	EURO STOXX 50® Index
#1	3,300.00 (at or above the initial index value)	1,800.000 (at or above the initial index value)	3,800.00 (at or above the initial index value)	$13.30 ($10 + $10 × the maturity date premium amount)
#2	2,100.00 (below the initial index value but at or above the downside threshold level)	1,300.000 (below the initial index value but at or above the downside threshold level)	2,700.00 (below the initial index value but at or above the downside threshold level)	$10 (the stated principal amount)
#3	1,555.15 (below the downside threshold level)	1,400.000 (at or above the downside threshold level)	3,100.00 (at or above the downside threshold level)	$10 × (1,555.15 / 3,110.29) = $5.00
#4	933.09 (below the downside threshold level)	635.577 (below the downside threshold level)	1,474.93 (below the downside threshold level)	$10 × (933.09 / 3,110.29) = $3.00
#5	777.57 (below the downside threshold level)	476.683 (below the downside threshold level)	1,106.20 (below the downside threshold level)	$10 × (777.57 / 3,110.29) = $2.50

In example #1, the final index value of each underlying index is at or above its initial index value. Therefore, investors receive at maturity the stated principal amount of the securities and the product of $10 times the maturity date premium amount. Investors will not participate in any appreciation of any underlying index.

November 2019

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due November 28, 2022

Principal at Risk Securities

In example #2, the final index value of each underlying index is below its initial index level but at or above its downside threshold level. Therefore, investors receive at maturity the stated principal amount of the securities.

In example #3, the final index value of two underlying indexes is at or above its downside threshold level, but the final index value of one underlying index is below its downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity and receive at maturity an amount equal to the stated principal amount times the worst performing index performance factor.

Similarly, in examples #4 and #5, the final index value of each underlying index is below its downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index (i.e., the worst performing index performance factor). In example #4, the S&P 500® Index has declined approximately 70.00% from its initial index value to its final index value, while each of the Russell 2000® Index and the EURO STOXX 50® Index has declined approximately 60.00% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the S&P 500® Index, which is the worst performing underlying index in this example.

In example #5, the S&P 500® Index has declined approximately 75.00% from its initial index value, while each of the Russell 2000® Index and the EURO STOXX 50® Index has declined approximately 70.00% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the S&P 500® Index, which is the worst performing underlying index in this example.

If the final index value of any underlying index is below its downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than $6.00 per security and could be zero.

Additional Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate (i) the impact that various hypothetical index closing values on a call observation date could have on the amount payable, if any, on the related call payment date and (ii) the impact that various hypothetical index closing values of the worst performing underlying index on the valuation date could have on the payment at maturity assuming all other variables remain constant. While there are eight potential call payment dates, the examples below only illustrate the amount you will receive, if any, on the first or second call payment date.

The examples below are based on a range of index closing values that are entirely hypothetical; no one can predict what the index closing value of any underlying index will be on any day throughout the life of your securities, what the index closing value of any underlying index will be on any call observation date and what the final index value of the worst performing underlying index will be on the valuation date. The underlying indexes have been highly volatile in the past — meaning that the index closing values have changed considerably in relatively short periods — and their performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered securities assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your securities in a secondary market prior to a call payment date or the stated maturity date, your return will depend upon the market value of your securities at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying indexes and the creditworthiness of GS Finance Corp., as issuer, and

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the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Stated principal amount	$10
Call premium amount

11% for the first call observation date

13.75% for the second call observation date

16.5% for the third call observation date

19.25% for the fourth call observation date

22% for the fifth call observation date

24.75% for the sixth call observation date

27.5% for the seventh call observation date

30.25% for the eighth call observation date

Maturity date premium amount	33%
Downside threshold level	with respect to each underlying index, 60.00% of such underlying index’s initial index value
Neither a market disruption event nor a non-index business day occurs on any originally scheduled call observation date or the originally scheduled valuation date

No change in or affecting any of the underlying index stocks or the method by which the applicable underlying index publisher calculates any underlying index

Securities purchased on original issue date at the stated principal amount and held to a call payment date or the stated maturity date

For these reasons, the actual performances of the underlying indexes over the life of your securities and the actual index closing values on any call observation date, may bear little relation to the hypothetical examples shown below or to the historical index closing values shown elsewhere in this pricing supplement. For information about the historical values of the underlying indexes during recent periods, see “The Underlying Indexes — Historical Index Closing Values” below. Before investing in the offered securities, you should consult publicly available information to determine the values of the underlying indexes between the date of this pricing supplement and the date of your purchase of the offered securities.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your securities, tax liabilities could affect the after-tax rate of return on your securities to a comparatively greater extent than the after-tax return on the underlying index stocks.

If your securities are automatically called on the first call observation date (i.e., on the first call observation date the index closing value of each underlying index is equal to or greater than its initial index value), the cash payment that we would deliver for each $10 principal amount of your securities on the applicable call payment date would be the sum of $10.00 plus the product of $10.00 times the applicable call premium amount. If, for example, the index closing value of each underlying index on the first call observation date were determined to be 125.00% of its initial index value, your securities would be automatically called and the cash payment that we would deliver on your securities on the corresponding call payment date would be 111% of the principal amount of your securities or $11.10 for each $10 of securities. No further payments would be made on the securities following an automatic call. You will not participate in any appreciation of any underlying index.

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If your securities are not automatically called on the first call observation date and are called on the second call observation date (i.e., on the first call observation date the index closing value of at least one underlying index is less than its initial index value and on the second call observation date the index closing value of each underlying index is equal to or greater than its initial index value), the cash payment that we would deliver for each $10 principal amount of your securities on the applicable call payment date would be the sum of $10.00 plus the product of $10.00 times the applicable call premium amount. If, for example, the index closing value of each underlying index on the second call observation date were determined to be 125.00% of its initial index value, your securities would be automatically called and the cash payment that we would deliver on your securities on the corresponding call payment date would be 113.75% of the principal amount of your securities or $11.375 for each $10 of securities. No further payments would be made on the securities following an automatic call. You will not participate in any appreciation of any underlying index.

If the securities are not automatically called on any call observation date (i.e., on each call observation date the index closing value of at least one underlying index is less than its initial index value), the amount we would deliver for each $10 principal amount of your securities on the maturity date will depend on the performance of the worst performing underlying index on the valuation date, as shown in the table below. The table below assumes that the securities have not been automatically called on a call observation date and reflects hypothetical amounts that you could receive on the stated maturity date. The values in the left column of the table below represent hypothetical final index values of the worst performing underlying index and are expressed as percentages of its initial index value. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final index value of the worst performing underlying index, and are expressed as percentages of the stated principal amount of a security (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $10 of the outstanding stated principal amount of the offered securities on the stated maturity date would equal 100.000% of the stated principal amount of a security, based on the corresponding hypothetical final index value of the worst performing underlying index and the assumptions noted above.

The Securities Have Not Been Automatically Called

Hypothetical Final Index Value of the Worst Performing Underlying Index (as Percentage of Initial Index Value)	Hypothetical Payment at Maturity if the Securities Have Not Been Automatically Called on a Call Observation Date (as Percentage of Stated Principal Amount)
150.000%	133.000%
125.000%	133.000%
110.000%	133.000%
105.000%	133.000%
103.000%	133.000%
101.000%	133.000%
100.000%	133.000%
90.000%	100.000%
80.000%	100.000%
60.000%	100.000%
59.999%	59.999%
50.000%	50.000%
30.000%	30.000%
25.000%	25.000%
0.000%	0.000%

If, for example, the securities have not been automatically called on a call observation date and the final index value of the worst performing underlying index were determined to be 25.000% of its initial index value, the payment at maturity that we would deliver on your securities would be 25.000% of the stated principal amount of your securities, as shown in the table above. As a result, if you purchased your securities on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your securities at a premium to stated principal amount

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you would lose a correspondingly higher percentage of your investment). If the final index value of the worst performing underlying index were determined to be zero, you would lose your entire investment in the securities. In addition, if the final index value of the worst performing underlying index were determined to be 150.000% of its initial index value, the payment at maturity that we would deliver on your securities would be limited to 133.000% of each $10 principal amount of your securities, as shown in the table above. As a result, if you held your securities to the stated maturity date, you would not benefit from any increase in the final index value of the worst performing underlying index over its initial index value.

The payments on a call payment date or at maturity shown above are entirely hypothetical; they are based on market prices for the underlying index stocks that may not be achieved on a call observation date or the valuation date and on assumptions that may prove to be erroneous. The actual market value of your securities on the stated maturity date or at any other time, including any time you may wish to sell your securities, may bear little relation to the hypothetical payments at maturity shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered securities. The hypothetical payments on securities held to the stated maturity date in the examples above assume you purchased your securities at their stated principal amount and have not been adjusted to reflect the actual issue price you pay for your securities. The return on your investment (whether positive or negative) in your securities will be affected by the amount you pay for your securities. If you purchase your securities for a price other than the stated principal amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Risk Factors — The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

Payments on the securities are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the securities are economically equivalent to a combination of an interest-bearing bond bought by the holder (although the securities do not pay interest) and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the securities or the U.S. federal income tax treatment of the securities, as described elsewhere in this pricing supplement.

We cannot predict the actual index closing values of the underlying indexes on any day, the final index values of the underlying indexes or what the market value of your securities will be on any particular index business day, nor can we predict the relationship between the index closing values of the underlying indexes and the market value of your securities at any time prior to the stated maturity date. The actual amount that you will receive on a call payment date or the maturity date, if any, and the rate of return on the offered securities will depend on whether or not the securities are automatically called and the actual index closing values of the underlying indexes on the call observation dates and the actual final index values determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical examples are based may turn out to be inaccurate. Consequently, the amount to be paid in respect of your securities on a call payment date or the stated maturity date, as applicable, may be very different from the information reflected in the examples above.

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Risk Factors

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 1,735. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying general terms supplement no. 1,735. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlying index stocks, i.e., with respect to an underlying index to which your securities are linked, the stocks comprising such underlying index. You should carefully consider whether the offered securities are suited to your particular circumstances.

You May Lose Your Entire Investment in the Securities

You can lose your entire investment in the securities. Assuming your securities are not automatically called on a call observation date, the cash payment on your securities, if any, on the stated maturity date will be based on the performances of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index as measured from their initial index values to the index closing value of the worst performing underlying index on the valuation date. If the final index value of the worst performing underlying index is less than its downside threshold level, you will lose 1.00% of the stated principal amount of your securities for every 1.00% decline in the index value of the worst performing underlying index over the term of the securities. Thus, you may lose your entire investment in the securities.

Also, the market price of your securities prior to the stated maturity date may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the securities will be based on the performances of the underlying indexes, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series E Program — How the Notes Rank Against Other Debt” on page S-4 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” on page 42 of the accompanying prospectus.

The Amount You Will Receive on a Call Payment Date or on the Stated Maturity Date, as the Case May Be, Will Be Capped

Regardless of the index closing value of each underlying index on a call observation date or the valuation date, the amount you may receive on the related call payment date or the stated maturity date is capped and you will not benefit from any increase in the index closing value of any underlying index above the initial index value. If your securities are automatically called on a call observation date, the payment you will receive for each $10 face amount of your securities will depend on the applicable call premium amount. Similarly, if your securities remain outstanding until the stated maturity date, the payment you will receive for each $10 face amount of your securities will be based on the maturity date premium amount.

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Your Securities Are Subject to Automatic Redemption

We will automatically call and redeem all, but not part, of your securities on a call payment date, if, as measured on any call observation date, the index closing value of each underlying index is greater than or equal to its initial index value. No further payments will be made on the securities following an automatic call. Therefore, the term for your securities may be reduced to as short as approximately one year after the original issue date. You may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are called prior to maturity. For the avoidance of doubt, if your securities are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

The Amount You Will Receive on a Call Payment Date or on the Stated Maturity Date is Not Linked to the Index Closing Values of the Underlying Indexes at Any Time Other Than on the Applicable Call Observation Date or the Valuation Date, as the Case May Be

The amount you will receive on a call payment date, if any, will be paid only if the index closing value of each underlying index is greater than or equal to its initial index value on the related call observation date.  Therefore, the index closing value for each underlying index on dates other than the call observation dates will have no effect on any amount paid in respect of your securities on the call payment date.  In addition, the amount you will receive on the stated maturity date, if any, will be based on the index closing value for each underlying index on the valuation date.  Therefore, for example, if the final index value of an underlying index dropped precipitously on the valuation date, the amount paid on the securities would be significantly less than it would otherwise have been had the amount been linked to the index closing value for each underlying index prior to such drop. Although the actual index closing value for each underlying index on the call payment dates, stated maturity date or at other times during the life of the securities may be higher than the index closing value for each underlying index on the call observation dates or the valuation date, you will not benefit from the index closing value for any underlying index on any date other than on the call observation dates or the valuation date.

The Payment at Maturity Will Be Based Solely on the Worst Performing Underlying Index

If the securities are not automatically called, the payment at maturity will be based on the worst performing underlying index without regard to the performances of the other underlying indexes. As a result, you could lose all or some of your initial investment if the worst performing underlying index performance factor is negative, even if there is an increase in the values of the other underlying indexes. This could be the case even if one or more of the other underlying indexes increased by an amount greater than the decrease in the worst performing underlying index.

Because the Securities Are Linked to the Performance of the Worst Performing Underlying Index, You Have a Greater Risk of Sustaining a Significant Loss on Your Investment Than If the Securities Were Linked to Just One Underlying Index

The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With three underlying indexes, it is more likely that an underlying index will close below its downside threshold level on the valuation date than if the securities were linked to only one underlying index. Therefore, it is more likely that you will suffer a significant loss on your investment.

You are Exposed to the Market Risk of Each Underlying Index

Your return on the securities is contingent upon the performance of each individual underlying index.  Therefore, you will be exposed equally to the risks related to each underlying index.  Poor performance by any of the underlying indexes over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by the other underlying indexes.  Accordingly, your investment is subject to the full market risk of each underlying index.

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The Return on Your Securities May Change Significantly Despite Only a Small Incremental Change in the Value of the Worst Performing Underlying Index

If your securities are not automatically called and the final index value of the worst performing underlying index is less than its downside threshold level, you will lose all or a substantial portion of your investment in the securities. This means that while a drop of up to 40.00% between the initial index value and the final index value of the worst performing underlying index will not result in a loss of principal on the securities, a decrease in the final index value of the worst performing underlying index to less than 60.00% of its initial index value will result in a loss of a significant portion of the stated principal amount of the securities despite only a small incremental change in the value of the worst performing underlying index.

The Return on Your Securities Will Not Reflect Any Dividends Paid on the Underlying Index Stocks

The applicable underlying index publisher calculates the value of an underlying index by reference to the prices of its underlying index stocks, without taking account of the value of dividends paid on those stocks. Therefore, the return on your securities will not reflect the return you would realize if you actually owned the underlying index stocks and received the dividends paid on those stocks. You will not receive any dividends that may be paid on any of the underlying index stocks by the applicable underlying index stock issuer. See “—Investing in the securities is Not Equivalent to Investing in the Underlying Indexes; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock” below for additional information.

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities

The original issue price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such expected estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original issue price is a result of certain factors, including principally

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the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. is not obligated to make a market in the securities. See “— Your Securities May Not Have an Active Trading Market” below.

The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose to sell them in the open market before a call payment date or the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your securities, including:

•	the value of the underlying indexes;
•	the volatility – i.e., the frequency and magnitude of changes – in the index closing values of the underlying indexes;
•	the dividend rates of the underlying index stocks;
•

economic, financial, regulatory, political, military and other events that affect stock markets generally and the underlying index stocks, and which may affect the index closing values of the underlying indexes;

•	interest rates and yield rates in the market;
•	the time remaining until your securities mature; and
•

our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

These factors, and many other factors, will influence the price you will receive if you sell your securities before a call payment date or maturity, including the price you may receive for your securities in any market making transaction. If you sell your securities before a call payment date or maturity, you may receive less than the principal amount of your securities or the amount you may receive on a call payment date or at maturity.

You cannot predict the future performance of the underlying indexes based on their historical performance. The actual performance of an underlying index over the life of the offered securities or the

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payment at maturity may bear little or no relation to the historical index closing values of the underlying index or to the hypothetical examples shown elsewhere in this pricing supplement.

Your Securities May Not Have an Active Trading Market

Your securities will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your securities. Even if a secondary market for your securities develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your securities in any secondary market could be substantial.

If the Values of the Underlying Indexes Change, the Market Value of Your Securities May Not Change in the Same Manner

The price of your securities may move quite differently than the performances of the underlying indexes. Changes in the values of the underlying indexes may not result in a comparable change in the market value of your securities. Even if the values of the underlying indexes increase above their downside threshold levels during some portion of the life of the securities, the market value of your securities may not reflect this amount. We discuss some of the reasons for this disparity under “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” above.

Anticipated Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities

Goldman Sachs expects to hedge our obligations under the securities by purchasing listed or over-the-counter options, futures and/or other instruments linked to the underlying indexes or the underlying index stocks. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying indexes or the underlying index stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date for your securities. Alternatively, Goldman Sachs may hedge all or part of our obligations under the securities with unaffiliated distributors of the securities which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other index-linked securities whose returns are linked to changes in the value of the underlying indexes or the underlying index stocks, as applicable.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the securities or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the securities; hedging the exposure of Goldman Sachs to the securities including any interest in the securities that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the securities.

Any of these hedging or other activities may adversely affect the value of the underlying indexes — directly or indirectly by affecting the value of the underlying index stocks — and therefore the market value of your securities and the amount we will pay on your securities, if any, on a call payment date or at maturity. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the securities. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the securities, and may receive substantial returns on hedging or other activities while the value of your securities declines. In addition, if

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the distributor from which you purchase securities is to conduct hedging activities in connection with the securities, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the securities to you in addition to the compensation they would receive for the sale of the securities.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Securities

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indexes, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your securities, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the securities.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your securities, or similar or linked to the underlying indexes or underlying index stocks. Investors in the securities should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the securities for liquidity, research coverage or otherwise.

The Policies of the Underlying Index Publishers and Changes That Affect the Underlying Indexes or the Underlying Index Stocks Comprising the Underlying Indexes Could Affect the Payment at Maturity and the Market Value of the Securities

The policies of an underlying index publisher concerning the calculation of the value of an underlying index, additions, deletions or substitutions of underlying index stocks comprising such underlying index and the manner in which changes affecting the underlying index stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the value of the underlying index, could affect the value of the underlying index and, therefore, the payment on a call payment date or at maturity and the market value of your securities before a call payment date or the stated maturity date. The payment on a call payment date or at maturity and the market value of your securities could also be affected if the applicable underlying index publisher changes these policies, for example, by changing the manner in which it calculates an underlying index value or if the applicable underlying index publisher discontinues or suspends calculation or publication of the value of an underlying index, in which case it may become difficult to determine the market value of your securities. If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the index closing values of the underlying indexes on any such date — and thus the payment on a call payment date or at maturity — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the closing index value of each underlying index on any index business day and the payment on a call payment date or at maturity more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlying” and “— Role of Calculation Agent” on page S-27 and S-28 of the accompanying general terms supplement no. 1,735.

Investing in the Securities is Not Equivalent to Investing in the Underlying Indexes; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock

Investing in your securities is not equivalent to investing in the underlying indexes and will not make you a holder of any of the underlying index stocks. Neither you nor any other holder or owner of your securities

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will have any rights with respect to the underlying index stocks, including any voting rights, any right to receive dividends or other distributions, any rights to make a claim against the underlying index stocks or any other rights of a holder of the underlying index stocks. Your securities will be paid in cash and you will have no right to receive delivery of any underlying index stocks.

We May Sell an Additional Aggregate Stated Principal Amount of the Securities at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the securities subsequent to the date of this pricing supplement. The issue price of the securities in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Securities at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Securities Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Securities Will be Negatively Affected

The payment on a call payment date or at maturity will not be adjusted based on the issue price you pay for the securities. If you purchase securities at a price that differs from the stated principal amount of the securities, then the return on your investment in such securities held to a call payment date or the stated maturity date will differ from, and may be substantially less than, the return on securities purchased at stated principal amount. If you purchase your securities at a premium to stated principal amount and hold them to a call payment date or the stated maturity date the return on your investment in the securities will be lower than it would have been had you purchased the securities at stated principal amount or a discount to stated principal amount.

There are Small-Capitalization Stock Risks Associated with the Russell 2000® Index

The Russell 2000® Index is comprised of stocks of companies that may be considered small capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies and therefore the Russell 2000® Index may be more volatile than an index in which a greater percentage of the constituent stocks are issued by large-capitalization companies.

An Investment in the Offered Securities Is Subject to Risks Associated with Foreign Securities

The value of your securities is linked, in part, to an underlying index that is comprised of stocks from one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom has voted to leave the European Union (popularly known as “Brexit”). The effect of Brexit is uncertain, and Brexit has and may continue to contribute to volatility in the prices of securities of companies located in Europe and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign

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securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Your Securities May Be Subject to an Adverse Change in Tax Treatment in the Future

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your securities that are currently characterized as pre-paid derivative contracts, and any such guidance could adversely affect the tax treatment and the value of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of Federal Income Tax Consequences” on page S-95 of the accompanying general terms supplement no. 1,735. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of Federal Income Tax Consequences” on page S-95 of the accompanying general terms supplement no. 1,735 unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

United States Alien Holders Should Consider the Withholding Tax Implications of Owning the Securities

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts a United States alien holder receives upon the sale, exchange, redemption or maturity of the securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the stocks included in the underlying indexes during the term of the securities. We could also require a United States alien holder to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to the United States alien holder’s potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2021, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however,

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you should be aware that it is possible for United States alien holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities. The discussion in that section is hereby modified to reflect regulations proposed by the Treasury Department indicating its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale, exchange, maturity or other disposition of relevant financial instruments. The Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.

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The Underlying Indexes

The S&P 500® Index

The S&P 500® Index includes a representative sample of 500 leading companies in leading industries of the U.S. economy. The S&P 500® Index is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”).

As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the S&P 500® Index. Constituents of the S&P 500® Index prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the S&P 500® Index. If an S&P 500® Index constituent reorganizes into a multiple share class line structure, that company will be reviewed for continued inclusion in the S&P 500® Index at the discretion of the S&P Index Committee. Also as of July 31, 2017, the criteria employed by S&P for purposes of making additions to the S&P 500® Index were changed as follows:

•

with respect to the “U.S. company” criterion, (i) the IEX was added as an “eligible exchange” for the primary listing of the relevant company’s common stock and (ii) the former “corporate governance structure consistent with U.S. practice” requirement was removed; and

•

with respect to constituents of the S&P MidCap 400® Index and the S&P SmallCap 600® Index that are being considered for addition to the S&P 500® Index, the financial viability, public float and/or liquidity eligibility criteria no longer need to be met if the S&P Index Committee decides that such an addition will enhance the representativeness of the S&P 500® Index as a market benchmark.

Effective February 20, 2019, company additions to the S&P 500® Index should have an unadjusted company market capitalization of $8.2 billion or more (an increase from the previous requirement of an unadjusted company market capitalization of $6.1 billion or more). A company meeting the unadjusted company market capitalization criteria is also required to have a security level float-adjusted market capitalization that is at least $4.1 billion.

As of November 12, 2019, the 500 companies included in the S&P 500® Index were divided into eleven Global Industry Classification Sectors. The Global Industry Classification Sectors include (with the approximate percentage currently included in such sectors indicated in parentheses): Communication Services (10.44%), Consumer Discretionary (9.84%), Consumer Staples (7.25%), Energy (4.39%), Financials (13.20%), Health Care (13.86%), Industrials (9.46%), Information Technology (22.62%), Materials (2.72%), Real Estate (2.96%) and Utilities (3.28%). (Sector designations are determined by the underlying index publisher using criteria it has selected or developed. Index publishers may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different index publishers may reflect differences in methodology as well as actual differences in the sector composition of the indices.) As of the close of business on September 21, 2018, S&P and MSCI, Inc. updated the Global Industry Classification Sector structure. Among other things, the update broadened the Telecommunications Services sector and renamed it the Communication Services sector. The renamed sector includes the previously existing Telecommunication Services Industry group, as well as the Media Industry group, which was moved from the Consumer Discretionary sector and renamed the Media & Entertainment Industry group. The Media & Entertainment Industry group contains three industries: Media, Entertainment and Interactive Media & Services. The Media industry continues to consist of the Advertising, Broadcasting, Cable & Satellite and Publishing sub-industries. The Entertainment industry contains the Movies & Entertainment sub-industry (which includes online entertainment streaming companies in addition to companies previously classified in such industry prior to September 21, 2018) and the Interactive Home Entertainment sub-industry (which includes companies previously classified in the Home Entertainment Software sub-industry prior to September 21, 2018 (when the Home Entertainment Software sub-industry was a sub-industry in the Information Technology sector)), as well as producers of interactive gaming products, including mobile gaming applications). The Interactive Media & Services industry and sub-industry includes companies engaged in content and information creation or distribution through proprietary platforms, where revenues

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are derived primarily through pay-per-click advertisements, and includes search engines, social media and networking platforms, online classifieds and online review companies. The Global Industry Classification Sector structure changes are effective for the S&P 500® Index as of the open of business on September 24, 2018 to coincide with the September 2018 quarterly rebalancing.

The above information supplements the description of the underlying index found in the accompanying general terms supplement no. 1,735. This information was derived from information prepared by the underlying index publisher, however, the percentages we have listed above are approximate and may not match the information available on the underlying index publisher’s website due to subsequent corporation actions or other activity relating to a particular stock. For more details about the underlying index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underlyings - S&P 500® Index” on page S-40 of the accompanying general terms supplement no. 1,735.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates make any representation regarding the advisability of investing in such securities.

The Russell 2000® Index

The Russell 2000® Index measures the composite price performance of stocks of 2,000 companies incorporated in the U.S., its territories and certain “benefit-driven incorporation countries.”

As of November 12, 2019, the 2,000 companies included in the Russell 2000® Index were divided into nine Russell Global Sectors. The Russell Global Sectors include (with the approximate percentage currently included in such sectors indicated in parentheses): Consumer Discretionary (13.22%), Consumer Staples (2.36%), Financial Services (26.49%), Health Care (16.27%), Materials & Processing (6.77%), Other Energy (3.28%), Producer Durables (14.72%), Technology (12.58%) and Utilities (4.32%). (Sector designations are determined by the underlying index publisher using criteria it has selected or developed. Index publishers may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indexes with different index publishers may reflect differences in methodology as well as actual differences in the sector composition of the indices.)

In addition to the exclusions discussed under “Exclusions from the Russell 2000® Index” on page S-62 of the accompanying general terms supplement no. 1,735, a company with 5% or less of its voting rights in the hands of unrestricted shareholders is no longer eligible for inclusion in the Russell 2000® Index. Existing constituents of the Russell 2000® Index that do not currently have more than 5% of the company’s voting rights in the hands of unrestricted shareholders have until the September 2022 review to meet this requirement.

The above information supplements the description of the underlying index found in the accompanying general terms supplement no. 1,735. This information was derived from information prepared by the underlying index publisher, however, the percentages we have listed above are approximate and may not match the information available on the underlying index publisher's website due to subsequent corporate actions or other activity relating to a particular stock. For more details about the underlying index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underlyings — Russell 2000® Index” on page S-61 of the accompanying general terms supplement no. 1,735.

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The Russell 2000® Index is a trademark of FTSE Russell (“Russell”) and has been licensed for use by GS Finance Corp. The securities are not sponsored, endorsed, sold or promoted by Russell, and Russell makes no representation regarding the advisability of investing in the securities.

The EURO STOXX 50® Index

The EURO STOXX 50® Index is a free-float market capitalization-weighted index of 50 European blue-chip stocks and was created by and is sponsored and maintained by STOXX Limited. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The value of the EURO STOXX 50® Index is disseminated on the STOXX Limited website. STOXX Limited is under no obligation to continue to publish the index and may discontinue publication of it at any time. Additional information regarding the EURO STOXX 50® Index may be obtained from the STOXX Limited website. We are not incorporating by reference the website or any material it includes in this pricing supplement.

The top ten constituent stocks of the EURO STOXX 50® Index as of November 12, 2019, by weight, are: SAP SE (5.05%), Total S.A. (4.96%), LVMH Moët Hennessy Louis Vuitton SE (4.05%), ASML Holding N.V. (3.90%), LINDE PLC (3.87%), Sanofi (3.57%), Allianz SE (3.49%), Siemens (3.44%), Unilever N.V. (2.95%) and Airbus SE (2.90%); constituent weights may be found at the STOXX Limited website and are updated periodically. We are not incorporating by reference the website or any material it includes in this pricing supplement.

As of November 12, 2019, the sixteen industry sectors which comprise the EURO STOXX 50® Index represent the following weights in the index: Automobiles & Parts (3.86%), Banks (9.66%), Chemicals (8.43%), Construction & Materials (3.11%), Food & Beverage (4.07%), Health Care (9.65%), Industrial Goods & Services (11.42%), Insurance (6.84%), Media (0.82%), Oil & Gas (6.32%), Personal & Household Goods (11.28%), Retail (3.64%), Technology (10.77%), Financial Services (0.97%), Telecommunications (4.19%), and Utilities (4.97%); industry weightings may be found at the STOXX Limited website and are updated periodically. Percentages may not sum to 100% due to rounding. Sector designations are determined by the underlying index publisher using criteria it has selected or developed. Index publishers may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different index publishers may reflect differences in methodology as well as actual differences in the sector composition of the indices.

As of November 12, 2019, the eight countries which comprise the EURO STOXX 50® Index represent the following weights in the index: Belgium (2.27%), Finland (0.68%), France (38.77%), Germany (32.72%), Ireland (1.00%), Italy (4.86%), Netherlands (10.79%) and Spain (8.91%); country weightings may be found at the STOXX Limited website and are updated periodically.

The above information supplements the description of the underlying index found in the accompanying general terms supplement no. 1,735. This information was derived from information prepared by the underlying index publisher, however, the percentages we have listed above are approximate and may not match the information available on the underlying index publisher's website due to subsequent corporation actions or other activity relating to a particular stock. For more details about the underlying index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underlyings — EURO STOXX 50® Index” on page S-75 of the accompanying general terms supplement no. 1,735.

The EURO STOXX 50® is the intellectual property of STOXX Limited, Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license. The securities or other financial instruments based on the underlying index are in no way sponsored, endorsed, sold or promoted by STOXX and its Licensors and neither STOXX nor its Licensors shall have any liability with respect thereto.

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Historical Index Closing Values

The index closing values of the underlying indexes have fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the index closing value of any underlying index during any period shown below is not an indication that such underlying index is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical index closing values of an underlying index as an indication of the future performance of that underlying index. We cannot give you any assurance that the future performance of an underlying index or the underlying index stocks will result in your receiving any payments or receiving an amount greater than the outstanding principal amount of your securities on the stated maturity date, or that you will not lose a substantial portion or all of your investment.

Neither we nor any of our affiliates make any representation to you as to the performances of the underlying indexes. Before investing in the offered securities, you should consult publicly available information to determine the values of the underlying indexes between the date of this pricing supplement and the date of your purchase of the offered securities. The actual performance of each underlying index over the life of the offered securities, as well as the payment at maturity, if any, may bear little relation to the historical index closing values shown below.

The table below shows the high, low and period end index closing values of each underlying index for each of the first four calendar quarters in 2014, 2015, 2016, 2017, 2018 and 2019 (through November 22, 2019). We obtained the index closing values listed in the tables below from Bloomberg Financial Services, without independent verification. Although the official index closing values of the Russell 2000® Index are published to six decimal places by the index publisher, Bloomberg Financial Services reports the values of the Russell 2000® Index to fewer decimal places.

Historical Quarterly High, Low and Period End Index Closing Values of the S&P 500® Index

	High	Low	Period End
2014
Quarter ended March 31	1,878.04	1,741.89	1,872.34
Quarter ended June 30	1,962.87	1,815.69	1,960.23
Quarter ended September 30	2,011.36	1,909.57	1,972.29
Quarter ended December 31	2,090.57	1,862.49	2,058.90
2015
Quarter ended March 31	2,117.39	1,992.67	2,067.89
Quarter ended June 30	2,130.82	2,057.64	2,063.11
Quarter ended September 30	2,128.28	1,867.61	1,920.03
Quarter ended December 31	2,109.79	1,923.82	2,043.94
2016
Quarter ended March 31	2,063.95	1,829.08	2,059.74
Quarter ended June 30	2,119.12	2,000.54	2,098.86
Quarter ended September 30	2,190.15	2,088.55	2,168.27
Quarter ended December 31	2,271.72	2,085.18	2,238.83
2017
Quarter ended March 31	2,395.96	2,257.83	2,362.72
Quarter ended June 30	2,453.46	2,328.95	2,423.41
Quarter ended September 30	2,519.36	2,409.75	2,519.36
Quarter ended December 31	2,690.16	2,529.12	2,673.61
2018
Quarter ended March 31	2,872.87	2,581.00	2,640.87
Quarter ended June 30	2,786.85	2,581.88	2,718.37
Quarter ended September 30	2,930.75	2,713.22	2,913.98
Quarter ended December 31	2,925.51	2,351.10	2,506.85
2019

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	High	Low	Period End
Quarter ended March 31	2,854.88	2,447.89	2,834.40
Quarter ended June 30	2,954.18	2,744.45	2,941.76
Quarter ended September 30	3,025.86	2,840.60	2,976.74
Quarter ending December 31 (through November 22, 2019)	3,122.03	2,887.61	3,110.29

Historical Quarterly High, Low and Period End Index Closing Values of the Russell 2000® Index

	High	Low	Period End
2014
Quarter ended March 31	1,208.651	1,093.594	1,173.038
Quarter ended June 30	1,192.964	1,095.986	1,192.964
Quarter ended September 30	1,208.150	1,101.676	1,101.676
Quarter ended December 31	1,219.109	1,049.303	1,204.696
2015
Quarter ended March 31	1,266.373	1,154.709	1,252.772
Quarter ended June 30	1,295.799	1,215.417	1,253.947
Quarter ended September 30	1,273.328	1,083.907	1,100.688
Quarter ended December 31	1,204.159	1,097.552	1,135.889
2016
Quarter ended March 31	1,114.028	953.715	1,114.028
Quarter ended June 30	1,188.954	1,089.646	1,151.923
Quarter ended September 30	1,263.438	1,139.453	1,251.646
Quarter ended December 31	1,388.073	1,156.885	1,357.130
2017
Quarter ended March 31	1,413.635	1,345.598	1,385.920
Quarter ended June 30	1,425.985	1,345.244	1,415.359
Quarter ended September 30	1,490.861	1,356.905	1,490.861
Quarter ended December 31	1,548.926	1,464.095	1,535.511
2018
Quarter ended March 31	1,610.706	1,463.793	1,529.427
Quarter ended June 30	1,706.985	1,492.531	1,643.069
Quarter ended September 30	1,740.753	1,653.132	1,696.571
Quarter ended December 31	1,672.992	1,266.925	1,348.559
2019
Quarter ended March 31	1,590.062	1,330.831	1,539.739
Quarter ended June 30	1,614.976	1,465.487	1,566.572
Quarter ended September 30	1,585.599	1,456.039	1,523.373
Quarter ending December 31 (through November 22, 2019)	1,599.611	1,472.598	1,588.943

Historical Quarterly High, Low and Period End Index Closing Values of the EURO STOXX 50® Index

	High	Low	Period End
2014
Quarter ended March 31	3,172.43	2,962.49	3,161.60
Quarter ended June 30	3,314.80	3,091.52	3,228.24
Quarter ended September 30	3,289.75	3,006.83	3,225.93
Quarter ended December 31	3,277.38	2,874.65	3,146.43
2015
Quarter ended March 31	3,731.35	3,007.91	3,697.38
Quarter ended June 30	3,828.78	3,424.30	3,424.30

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	High	Low	Period End
Quarter ended September 30	3,686.58	3,019.34	3,100.67
Quarter ended December 31	3,506.45	3,069.05	3,267.52
2016
Quarter ended March 31	3,178.01	2,680.35	3,004.93
Quarter ended June 30	3,151.69	2,697.44	2,864.74
Quarter ended September 30	3,091.66	2,761.37	3,002.24
Quarter ended December 31	3,290.52	2,954.53	3,290.52
2017
Quarter ended March 31	3,500.93	3,230.68	3,500.93
Quarter ended June 30	3,658.79	3,409.78	3,441.88
Quarter ended September 30	3,594.85	3,388.22	3,594.85
Quarter ended December 31	3,697.40	3,503.96	3,503.96
2018
Quarter ended March 31	3,672.29	3,278.72	3,361.50
Quarter ended June 30	3,592.18	3,340.35	3,395.60
Quarter ended September 30	3,527.18	3,293.36	3,399.20
Quarter ended December 31	3,414.16	2,937.36	3,001.42
2019
Quarter ended March 31	3,409.00	2,954.66	3,351.71
Quarter ended June 30	3,514.62	3,280.43	3,473.69
Quarter ended September 30	3,571.39	3,282.78	3,569.45
Quarter ending December 31 (through November 22, 2019)	3,712.20	3,413.31	3,687.32

The graphs below show the daily historical index closing values of each underlying index from January 1, 2014 through November 22, 2019. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the index closing values in the graph below from Bloomberg Financial Services, without independent verification. Although the official index closing values of the Russell 2000® Index are published to six decimal places by the index publisher, Bloomberg Financial Services reports the values of the Russell 2000® Index to fewer decimal places.

November 2019

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due November 28, 2022

Principal at Risk Securities

Historical Performance of the S&P 500® Index

Historical Performance of the Russell 2000® Index

November 2019

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due November 28, 2022

Principal at Risk Securities

Historical Performance of the EURO STOXX 50® Index

November 2019

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due November 28, 2022

Principal at Risk Securities

Additional Information About the Securities

This section is meant as a summary and should be read in conjunction with the section entitled “Supplemental Terms of the Notes” on page S-16 of the accompanying general terms supplement no. 1,735. This pricing supplement supersedes any conflicting provisions of the accompanying general terms supplement no. 1,735.

Please read this information in conjunction with the final terms on the front cover of this pricing supplement.

Additional Provisions:
Underlying index publisher:	S&P Dow Jones Indices LLC with respect to the S&P 500® Index, FTSE Russell with respect to the Russell 2000® Index and STOXX Limited with respect to the EURO STOXX 50® Index
Denominations:	$10 and integral multiples of $10 in excess thereof
Postponement of the valuation date:	As described under “Supplemental Terms of the Notes — Valuation date” on page S-16 of the accompanying general terms supplement no. 1,735
Postponement of stated maturity date:	As described under "Supplemental Terms of the Notes — Stated Maturity Date” on page S-16 of the accompanying general terms supplement no. 1,735
Specified currency:	U.S. dollars (“$”)
Index closing value:

As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Closing Value, Index Closing Value and ETF Closing Price” on page S-31 of the accompanying general terms supplement no. 1,735

Business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Business Day” on page S-30 of the accompanying general terms supplement no. 1,735
Index business day:

As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Underlying Business Day, Index Business Day and ETF Business Day” on page S-30 of the accompanying general terms supplement no. 1,735

FDIC:	The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank

November 2019

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due November 28, 2022

Principal at Risk Securities

Tax considerations:

You will be obligated pursuant to the terms of the securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize each security for all tax purposes as a pre-paid derivative contract in respect of the underlying indexes, as described under “Supplemental Discussion of Federal Income Tax Consequences” on page S-95 of the accompanying general terms supplement no. 1,735. Pursuant to this approach, it is the opinion of Sidley Austin llp that upon the sale, exchange, redemption or maturity of your securities, it would be reasonable for you to recognize capital gain or loss equal to the difference, if any, between the amount you receive at such time and your tax basis in your securities. Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules. Pursuant to recently proposed regulations, the Treasury Department has indicated its intent to eliminate the requirements under FACTA of withholding on gross proceeds from the sale, exchange, maturity or other disposition of relevant financial instruments. The Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.

Trustee:	The Bank of New York Mellon
Calculation agent:	GS&Co.
Use of proceeds and hedging:	As described under “Use of Proceeds” and “Hedging” on page S-94 of the accompanying general terms supplement no. 1,735
ERISA:	As described under “Employee Retirement Income Security Act” on page S-102 of the accompanying general terms supplement no. 1,735
Supplemental plan of distribution; conflicts of interest:

As described under “Supplemental Plan of Distribution” on page S-103 of the accompanying general terms supplement no. 1,735 and “Plan of Distribution — Conflicts of Interest” on page 94 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $0.25, or 2.50% of the principal amount, for each security it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $0.05 of the selling concession, or 0.50% of the principal amount, for each security as a structuring fee. Goldman Sachs & Co. LLC will receive an underwriting discount of $0.025, or 0.25% of the principal amount, for each security. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We will deliver the securities against payment therefor in New York, New York on November 27, 2019. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the securities. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time.

November 2019

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due November 28, 2022

Principal at Risk Securities

About Your Securities:

The securities are notes that are part of the Medium-Term Notes, Series E program of GS Finance Corp., and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

●General terms supplement no. 1,735 dated July 10, 2017

●Prospectus supplement dated July 10, 2017

●Prospectus dated July 10, 2017

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

Validity of the Securities and Guarantee:

In the opinion of Sidley Austin llp, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the securities offered by this pricing supplement have been executed and issued by GS Finance Corp., the related guarantee offered by this pricing supplement has been executed and issued by The Goldman Sachs Group, Inc., and such securities have been authenticated by the trustee pursuant to the indenture, and such securities and the guarantee have been delivered against payment as contemplated herein, (a) such securities will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) such related guarantee will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee's authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated July 10, 2017, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on July 10, 2017.

November 2019

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement, the accompanying general terms supplement no. 1,735, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement no. 1,735, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement no. 1,735, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$3,987,000

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due November 28, 2022

Principal at Risk Securities

Goldman Sachs & Co. LLC

November 2019